Exhibit 10.10

This Amendment to the Partnership and Advertising Agreement (the “Amendment”) is entered into as of April 30, 2025, by and between SUN, a Wyoming corporation (the “Company”), and MUY HOUSE, a California corporation (“MUY HOUSE”). WHEREAS, the Company and MUY HOUSE entered into a Partnership and Advertising Agreement dated October 30, 2024 (the “Original Agreement”); WHEREAS, the parties wish to amend the Original Agreement to reflect the completion of all services as of April 30, 2025. NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows: 1. Completion of Services. The parties hereby acknowledge and agree that all services required under the Original Agreement, including but not limited to the production and delivery of the campaign video and marketing content, have been fully performed and delivered by the Company as of April 30, 2025. 2. Full Force and Effect. Except as specifically amended hereby, all terms and provisions of the Original Agreement shall remain in full force and effect. 3. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above. MUY HOUSE SUN By: Name: Nicole Muyingo Title: Director & Founder Date: April 30, 2025 By: Name: Michael Ssebugwawo Muyingo Title: CEO Date: April 30, 2025